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            [LETTERHEAD OF GRIMSLEY, WHITE & COMPANY APPEARS HERE]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As the independent certified public accountant of High Country Bancorp, Inc., we hereby consent to the use of our report, made part of the Form 10-KSB filing for the year ended June 30, 1998.


September 22, 1998

/s/ Grimsley, White & Company

Grimsley, White & Company